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                            ASSIGNMENT AND ACCEPTANCE


         THIS ASSIGNMENT AND ACCEPTANCE (this "ASSIGNMENT AND ACCEPTANCE") is made this 26th day of March, 2003, by and between Banc of America Mezzanine Capital LLC, a Delaware limited liability company (the "ASSIGNOR"), American Capital Strategies, Ltd., a Delaware corporation (the "ASSIGNEE"), DigitalNet, Inc., a Delaware corporation (the "BORROWER"), and DigitalNet Holdings, Inc., a Delaware corporation ("HOLDINGS"). Reference is made to the Bridge Loan Agreement dated as of November 26, 2002 (as amended, modified or supplemented from time to time, the "BRIDGE LOAN AGREEMENT") by and among the Borrower, Holdings, and the Assignor and the other lenders from time to time a party thereto; that certain common stock purchase warrant (Certificate No. W-1) dated November 26, 2002 issued by Holdings to BAMC (the "CLOSING WARRANT"); and that certain common stock purchase warrant (Certificate No. W-2) dated November 26, 2002 issued by Holdings to BAMC and held in escrow pursuant to the Warrant Escrow Agreement (the "ESCROW WARRANT" and together with the Closing Warrant, the "WARRANTS"). Unless otherwise defined herein, capitalized terms used herein without definition shall have the meanings given to them in the Bridge Loan Agreement.

         The Assignor and the Assignee hereby agree as follows:

         1. ASSIGNMENT AND ASSUMPTION. Subject to Section 12.05 of the Bridge Loan Agreement and to the terms and conditions hereof, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and, except as expressly provided herein, without representation or warranty by the Assignor, (i) the interest or interests as of the Effective Date (as hereinafter defined) in and to all of the Assignor's rights and obligations under the Bridge Loan Agreement and the other Bridge Loan Documents with respect to an aggregate principal amount of $14,500,000 of the Assignor's Bridge Note (the "ASSIGNED NOTE INTEREST"), (ii) a common stock purchase warrant (Certificate No. W-4) entitling the holder thereof to purchase in the aggregate 250,109 shares of Common Stock of Holdings (the "ASSIGNED CLOSING WARRANT INTERESTS") and (iii) a common stock purchase warrant (Certificate No. W-6) entitling the holder thereof to purchase in the aggregate 1,000,437 shares of Common Stock of Holdings (the "ASSIGNED ESCROW WARRANT INTEREST" and together with the Assigned Closing Warrant Interest, the "ASSIGNED WARRANT Interests").

         2. THE ASSIGNOR. As of the Effective Date, the Assignor: (a) represents and warrants that the Assignor is the legal and beneficial owner of the Assigned
Note Interest and Assigned Warrant Interests, that it has the corporate power and authority to transfer the Assigned Note Interest and Assigned Warrant Interests hereunder, that it has not granted a security interest in or other lien on the Assigned Note Interest or Assigned Warrant Interests, that it is legally authorized to enter into this Assignment and Acceptance and that this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable


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bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws which affect the enforcement of creditors' rights in general and the availability of equitable remedies; (b) except as set forth in clause
(a) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with, the Bridge Loan Agreement, any other Bridge Loan Document, or any other instrument or document furnished pursuant thereto, or to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Bridge Loan Agreement, any other Bridge Loan Document, or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition, performance or prospects of any Loan Party or the performance or observance by any Loan Party of any of its respective obligations under the Bridge Loan Agreement, any other Bridge Loan Document or other Transaction Document, or any other instrument or document furnished pursuant thereto.

         3. THE ASSIGNEE. As of the Effective Date, the Assignee:
(a) acknowledges and represents and warrants that it contacted the Assignor and initiated discussions and negotiations with respect to the assignment of the Assigned Note Interest and the Assigned Warrant Interests; (b) represents and warrants that the Assignee is legally authorized to enter into this Assignment and Acceptance and that this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignee, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws which affect the enforcement of creditors' rights in general and the availability of equitable remedies; (c) represents and warrants that the Assignee was not formed, and is not being utilized, primarily for the purpose of making an investment in the Borrower and Holdings; (d) confirms that the Assignee has received a copy of the Bridge Loan Agreement and the other Bridge Loan Documents, together with copies of the financial statements and related certificates of Holdings and its Subsidiaries most recently required to have been delivered under Sections 7.01 and 7.02 of the Bridge Loan Agreement and such other documents and information as the Assignee has reasonably deemed appropriate to make its own investment analysis and decision to enter into this Assignment and Acceptance; (e) agrees that it will, independently and without reliance upon the Assignor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own investment decisions in taking or not taking action under the Bridge Loan Agreement or the other Bridge Loan Documents; (f) agrees to execute such documents as are required to become a party to and join the Bridge Loan Agreement and other Bridge Loan Documents as a Lender and holder of the Bridge Notes and the Warrants thereunder (including without limitation the provisions pursuant to which consents, waivers and other actions in respect of the Bridge Notes and the Warrants are to be taken by the holders of less than all of the Bridge Notes or the Warrants, which actions shall be binding on all holders of the Bridge Notes or the Warrants); (g) agrees to perform in accordance with their respective terms all of the obligations that by the terms of the Bridge Loan Agreement and other Bridge Loan Documents are required to be performed by it as a holder of the Bridge Notes and the Warrants thereunder and (h) agrees that notwithstanding
Section 12.10(ii) of the Bridge Loan Agreement, except for (x) disclosures required by law and (y) the press release attached hereto as ANNEX I, which Assignee may issue concurrently with the execution of this Assignment and Acceptance, it will not, at any time prior to the exchange of the Bridge Notes for Rollover Notes, issue, or cause to be issued, any press releases, "tombstones" or


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similar announcements with respect to this assignment without the prior written consent of Holdings; PROVIDED, HOWEVER, that any such written consent of Holdings shall not be unreasonably withheld or delayed at any time (1) that Holdings is not in a quiet period or (2) following the expiration of 25 calendar days after the offering date (as defined in Rule 174(d) of the Securities Act of 1933) of any securities of Holdings that are registered pursuant to a registration statement filed with the Securities and Exchange Commission.

         4. THE BORROWER AND HOLDINGS. As of the Effective Date, the Borrower and Holdings: (a) represent and warrant that they are legally authorized to enter into this Assignment and Acceptance; (b) represent and warrant that this Assignment and Acceptance and each other Bridge Loan Document constitutes the legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws which affect the enforcement of creditors' rights in general and the availability of equitable remedies; (c) represent and warrant that all payments due under the Bridge Notes prior to the date hereof have been made as and when due; (d) represent and warrant that the Bridge Loan Securities are not subject to setoff, counterclaim, defense, allowance or adjustment (except as specifically provided otherwise pursuant to the Warrant Letter Agreement and the Interest Payment Instruction Letter dated as of the date hereof, by and among the Borrower, the Assignee and the Assignor); (e) represent and warrant that no Default or Event of Default has occurred or is existing under the Bridge Loan Agreement; (f) represent and warrant that the Bridge Loan Documents have not been amended since November 26, 2002 and (g) agrees that, notwithstanding anything to the contrary contained in Section 12.05 of the Bridge Loan Agreement or elsewhere in the Bridge Loan Documents, Assignee shall be permitted to consummate a "Financing Conveyance" involving the Assigned Note Interest and the Assigned Warrant Interests. As used in clause (g) above the term "Financing Conveyance" shall mean a pledge or collateral assignment or other assignment of a security or a part thereof to a third-party lender (a "FINANCING ASSIGNEE") to, or financing source for, Assignee and its Affiliates and any subsequent foreclosure, deed in lieu of foreclosure or other exercise of rights or remedies by a Financing Assignee (including any agent therefor) whereby such security (or part thereof) is further sold, assigned, or conveyed and any one or more subsequent sales, assignments, or conveyances of such security (or part thereof) by or to any Person.

         5. INVESTMENT MATTERS. As of the Effective Date, the Assignee represents and warrants as follows:


         (a) The Assignee understands that this Assignment and Acceptance is being made and entered into pursuant to Rule 144A under the Securities Act of 1933 (the "SECURITIES ACT");

         (b) The Assignee is a Qualified Institutional Buyer, as that term is defined in Rule 144A under the Securities Act. The Assignee agrees, upon the Assignor's request, to have its chief financial officer or other executive officer sign a certificate (a "RULE 144A QIB CERTIFICATE") that specifies the amount of securities owned and invested on a discretionary basis by the Assignee as of the close of the Assignee's most recent fiscal year;


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         (c) The Assignee has conducted an investigation of the Loan Parties to its satisfaction (including without limitation a review of the Stockholders Agreement), has received all information requested from the Loan Parties in connection with such investigation, and has been provided an opportunity to ask questions of and receive answers from management representatives of the Loan Parties regarding their financial condition, performance and prospects, and the terms and conditions of the Assignor's Bridge Note and the Assignor's Warrants and the assignment thereof pursuant to this Assignment and Acceptance. The Assignee understands and acknowledges that all documents, records and books pertaining to the Assignee's investment in the Assigned Note Interest and the Assigned Warrant Interests have been made available for inspection by the Borrower and the other Loan Parties and not by the Assignor;

         (d) The Assignee (i) has no need for liquidity in an investment in the Assigned Note Interest and the Assigned Warrant Interests, (ii) is able to bear the substantial economic risks of an investment in the Assigned Note Interest and the Assigned Warrant Interests for an indefinite period, and (iii) at the present time, could afford a complete loss of such investment;

         (e) The Assignee, individually or through advisers, has such knowledge and experience in financial, tax and business matters as needed to enable the Assignee to utilize the information made available in connection with this Assignment and Acceptance to evaluate the merits and risks of the investment and to make an informed investment decision with respect thereto;

         (f) The Assignee understands that neither this Assignment and Acceptance nor the Assigned Note Interest nor the Assigned Warrant Interests has or have been registered under the Securities Act in reliance upon an exemption therefrom for nonpublic offerings. The Assignee understands that there will be no public market for the Assigned Note Interest or the Assigned Warrant Interests and, accordingly, there may be no opportunity to dispose of the Assigned Note Interest or the Assigned Warrant Interests purchased pursuant to this Assignment and Acceptance;

         (g) The Assignee will not sell or otherwise transfer a beneficial interest in the Assignor's Bridge Note or the Assignor's Warrants, except in accordance with the terms of this Assignment and Acceptance, the Bridge Loan Documents and applicable law;

         (h) The Assignee understands that no offering documents of any type have been filed with or reviewed by the Securities and Exchange Commission or any state securities administrator with respect to this assignment;

         (i) The Assignee is acquiring the Assigned Note Interest and the Assigned Warrant Interests for its own account or for the account of a person who is a Qualified Institutional Buyer, as that term is defined in Rule 144A of the Securities Act; and

         (j) All information that the Assignee has provided to the Assignor, including all information contained herein, is correct and complete as of the date set forth at the end hereof,


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and if there should be any adverse change in such information prior to the
Effective Date (as hereinafter defined), the Assignee immediately will provide the Assignor with such information.

         6. EFFECTIVE DATE. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, an executed original hereof, together with all attachments hereto, shall be delivered to Holdings and the Borrower. The effective date of this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by Holdings and the Borrower. As of the Effective Date, (a) the Assignee shall be a party to the Bridge Loan Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a holder of the Assigned Note Interest and the Assigned Warrant Interests thereunder and under the other Bridge Loan Documents, and (b) in respect of the Assigned Note Interest and the Assigned Warrant Interests, the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights under the provisions of the Bridge Loan Agreement and the other Bridge Loan Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the Effective Date) and be released from its obligations under the Bridge Loan Agreement and the other Bridge Loan Documents.

         7. PAYMENTS; SETTLEMENT. On or prior to the Effective Date, in consideration of the sale and assignment provided for herein and as a condition to the effectiveness of this Assignment and Acceptance, the Assignee will pay to the Assignor an amount that is equal to the aggregate principal amount of the Assigned Note Interest. From and after the Effective Date, to the extent received by the Assignor from the Borrower, the Assignor will make all payments to the Assignee in respect of each interest assigned hereunder (including without limitation all (i) payments of principal, interest and fees in respect of the Assigned Note Interest and (ii) distributions under the Stockholders Agreement) directly to the Assignee. The Assignor and the Assignee shall be responsible for making between themselves all appropriate adjustments in payments due under the Bridge Loan Agreement in respect of the period prior to the Effective Date. All payments required to be made hereunder, under the Bridge Loan Documents or in connection herewith or therewith shall be made in United States dollars by wire transfer of immediately available funds to the appropriate party at its address for payments designated in ANNEX II.

         8. NOTICES. All communications and notices required or provided hereunder shall be sent by the same means and in the same manner as prescribed in Section 12.08 of the Bridge Loan Agreement and, if sent to Assignor, to the Borrower or to Holdings, at their respective addresses set forth on Schedule
12.08 to the Bridge Loan Agreement. All communications and notices required or provided hereunder or under any of the Bridge Loan Documents shall be sent to Assignee at its address set forth on ANNEX I, or to such other address as Assignee shall notify the other parties in writing.

         9. INDEMNIFICATION. The Assignee agrees to indemnify and hold harmless the Assignor, its affiliates or anyone acting on behalf of the Assignor from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) that they may incur by reason of the breach of any representation, warranty or covenant made by the Assignee herein or in the


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Bridge Loan Agreement, the Stockholders Agreement or any other Bridge Loan
Document as a result of becoming a party thereto upon the assignments made pursuant hereto.

         10. GOVERNING LAW. This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to the conflicts of laws principles thereof).

         11. ENTIRE AGREEMENT. This Assignment and Acceptance, together with the Bridge Loan Agreement and the other Bridge Loan Documents, embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings of the parties, verbal or written, relating to the subject matter hereof.

         12. SUCCESSORS AND ASSIGNS. This Assignment and Acceptance shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         13. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         14. DEFINITION OF AGGREGATE REQUIRED HOLDERS. In connection with the issuance of common stock purchase warrants by Holdings as contemplated by this assignment, the parties hereto agree that the definition of "AGGREGATE REQUIRED HOLDERS" contained in such common stock purchase warrants means the holders of at least 51% of all Warrants and Warrant Shares issued (or issuable) under the Bridge Loan Agreement."

         15. NEW BRIDGE NOTES AND WARRANTS. Upon the occurrence of the Effective Date and contemporaneously with the surrender of the Assignor's Bridge Note and the Assignor's Warrants, each of the Borrower and Holdings, as applicable, promptly will take all such action as is necessary to duly authorize, execute, issue and deliver new Bridge Notes and Warrants to the Assignor and the Assignee, respectively, reflecting their respective interests in the Assignor's Bridge Note and the Assignor's Warrants after giving effect to this Assignment and Acceptance. Each of the Borrower and Holdings further agrees promptly to record the issuance of such new Bridge Notes and Warrants, as applicable, in its ownership register and/or other appropriate corporate records. Assignee agrees that it will enter into a lock-up agreement with the underwriters in connection with an initial public offering of Holdings' securities in form and substance the same as the lock-up agreement executed by significant stockholders of Holdings.

         16. Waiver of Notice Regarding the Reverse Stock Split of Holdings. The Assignee and Assignor each agree to waive any notice required by the Warrants in connection with a proposed 7-for-1 reverse stock split of the Common Stock of Holdings.


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         IN WITNESS WHEREOF, the parties have caused this Assignment and
Acceptance to be executed by their duly authorized officers as of the date first above written.


                                    ASSIGNOR:

                                    BANC OF AMERICA MEZZANINE CAPITAL LLC


                                    By: JOHN W. FELIX
                                       --------------------------------------

                                    Title: Principal
                                          -----------------------------------


                                    ASSIGNEE:

                                    AMERICAN CAPITAL STRATEGIES, LTD.

                                    By: L. Thomas Gregory
                                       --------------------------------------

                                    Title: Managing Director
                                           ----------------------------------

Consented and agreed to:

DIGITALNET, INC.


By: /s/ Jack Pearlstein
    -------------------------------------------------
     Jack Pearlstein
     Chief Financial Officer, Treasurer and Secretary


DIGITALNET HOLDINGS, INC.


By: /s/ Jack Pearlstein
   --------------------------------------------------
     Jack Pearlstein
     Chief Financial Officer, Treasurer and Secretary